Testing the Waters Materials Related to Series #20HERBERT

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#20HERBERT

’20 NATIONAL TREASURES JUSTIN HERBERT ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!


9.5

CURRENT VALUE: $70,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#20HERBERT

'20 NATIONAL TREASURES JUSTIN HERBERT ROOKIE CARD

C.O.A. | SPECS

FINANCIALS

Initial Offering Share Price	$7.00
Number of Shares	10,000
Initial Offering Market Cap.	$70,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Football
Professional League	NFL
Player	Justin Herbert
Team	Los Angeles Chargers
Year	2020
Memorabilia Type	Trading Card
Manufacturer	Panini
Print-run	/99
Rarity	1 of 7 (BGS 9.5)
Number in Set	#158
Authentication	BGS

Grade	9.5
Grade (Centering)	10
Grade (Corners)	9
Grade (Edges)	9.5
Grade (Surface)	9.5
Grade (Autograph)	10
Certification No.	0013083856

Card Serial Number: 0013083856

Set Name	:	2020 Panini National Treasures
Player Name	:	Justin Herbert JSY AU RC
Date Graded	:	Thursday, May 20, 2021
Centering Grade	:	10.0
Corner Grade	:	9.0
Edges Grade	:	9.5
Surfaces Grade	:	9.5
Autograph Grade	:	10.0
Final Grade	:	9.5
Total Graded Cards In POP Report	:	35
Cards Graded Above This Card	:	0

DESCRIPTION OF SERIES 2020 NATIONAL TREASURES JUSTIN HERBERT ROOKIE CARD

Investment Overview

- Upon completion of the Series #20HERBERT Offering, Series #20HERBERT will purchase a 2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5 for Series #20HERBERT (The "Series 2020 National Treasures Justin Herbert Rookie Card" or the "Underlying Asset" with respect to Series #20HERBERT, as applicable), the specifications of which are set forth below.
- The Panini Group, which manufactured #20HERBERT, was founded in 1961 in Modena, Italy and has grown to have subsidiaries around the world specializing in sticker and trading card collectibles as well as magazines, comic books, manga, and graphic novels.
- Justin Herbert is a quarterback for the Los Angeles Chargers who won Rookie of the Year in 2020.
- The Underlying Asset is a 2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5.

Asset Description

Overview & Authentication

- Justin Herbert was born on March 10, 1998, in Eugene Oregon.
- Herbert attended the University of Oregon from 2016-2019, throwing for a total of 10,541 yards, recording a touchdown-to-interception ratio of 95-23, and completing 64% of his passes over 43 games.
- Herbert was drafted 6th overall by the Chargers in the 2020 NFL Draft.
- Herbert made his NFL debut and first career start in Week 2 against the Chiefs, throwing for 311 yards, 1 touchdown, 1 interception, and rushed for 1 touchdown.
- Herbert finished his rookie season with 31 touchdowns (a record for a rookie quarterback), 10 interceptions, 4,336 passing yards (6th most in the NFL), and 5 rushing touchdowns. He was named the 2020 NFL AP Offensive Rookie of the Year.
- Chris Simms ranked Herbert as the 11th best quarterback in the NFL in June 2021: "Holy Cow, Batman, it's just one unreal throw after another from Justin Herbert. His arm is unreal strong and he can do it with great ease."
- Sports Illustrated wrote: "Justin Herbert had the best rookie season statistically in NFL history."
- The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with Certification No. 0013083856.

Notable Features

- The Underlying Asset is a 2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5.
- The Underlying Asset's BGS Condition Report consists of the following grades: Centering: 10, Corners: 9, Edges: 9.5, Surface: 9.5.
- The Underlying Asset is 1 of 10 2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card examples graded BGS 9.5 with 0 graded higher.
- The Underlying Asset comes from a print-run of 99.
- The Underlying Asset features a signature from Herbert as well as an embedded patch.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from BGS.

Details

Series 2020 National Treasures Justin Herbert Rookie Card	
Sport	Football
Professional League	NFL
Player / Number	Justin Herbert
Team	Los Angeles Chargers
Year	2020
Memorabilia Type	Trading Card
Manufacturer	Panini
Print-run	/99
Rarity	1 of 10 (BGS 9.5)
Number in Set	#158
Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	10
Grade (Corners)	9
Grade (Edges)	9.5
Grade (Surface)	9.5
Grade (Autograph)	10
Certification No.	0013083856

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2020 National Treasures Justin Herbert Rookie Card going forward.

#20HERBERT | $70K

COMPARABLE ASSET VALUE



ASSET VALUE

+766.7%

TRANSACTIONS

4

"Justin Herbert had the best rookie season statistically in NFL history."

SPORTS ILLUSTRATED

February 2021

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#20HERBERT

'20 NATIONAL TREASURES JUSTIN HERBERT ROOKIE CARD

During Justin Herbert's debut season, he set numerous records for a rookie quarterback — including most passing touchdowns (31), total touchdowns (36), and completions (396). For his efforts, he was awarded Rookie of the Year honors in 2020 and earned a spot as one of the NFL's most exciting young talents. #20HERBERT is a 2020 National Treasures Justin Herbert Autographed Patch Rookie Card graded BGS 9.5. With none graded higher in the BGS population, #20HERBERT is limited to a print-run of 99.

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#20HERBERT | *Visuals*

#20HERBERT features Herbert's blue-penned signature beneath an embedded jersey patch.

LAUNCH GALLERY ›

#20HERBERT | *Timeline*

Mar. 1998	Justin Herbert is born in Eugene, Oregon.
Oct. 2016	Herbert plays his first game for the Oregon Ducks, throwing for 70 yards and a touchdown on just 5 attempts.
Jan. 2020	Playing in the Rose Bowl against the University of Wisconsin, Herbert leads the Ducks to a 28-27 victory in his final collegiate game.
Apr. 2020	The Los Angeles Chargers draft Herbert with the 6th overall pick in the NFL Draft.
Jul. 2020	Panini releases their 2020 National Treasures set. #20HERBERT is printed.

Sep. 2020 Herbert starts his first NFL game in the second week of the season, throwing for 311 yards and completing 66.67% of his passes.

Jan. 2021 With 3 touchdowns and zero interceptions, Herbert finishes his rookie season on a high note with a win against Kansas City.

Feb. 2021 After setting NFL single-season records for passing touchdowns (31), total touchdowns (36), and completions (396) for a first-year quarterback, Herbert is named the NFL Rookie of the Year.

Aug. 2021 Rally enters into an agreement to acquire #20HERBERT and offer it on the Rally platform.

Unsent Tweets



🏈 drafted #6 in the overall NFL draft
🏈 ranked 11th best quarterback in 2021
🏈 the best rookie season statistically in NFL history

1️⃣ of 6 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5 from print-run of 99 open now 🏈

[disclosures: rallyrd.com/disclaimer]

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